UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2008

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 994-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) (1) The Board of Directors of Rural/Metro Corporation (the “Company”) authorized the appointment of Donna Berlinski to the position of Vice President, Principal Accounting Officer and Controller of the Company. Ms. Berlinski’s appointment is effective June 9, 2008.

(2) Ms. Berlinski, 38, has served in various positions with the Company for over 10 years, including most recently Managing Director of Revenue Cycle Management (2007 to 2008) and Managing Director of Corporate Governance and Compliance (2003 to 2007). Prior to serving the Company in those roles, Ms. Berlinski was promoted to Director of Finance and Accounting (2000 to 2003) after holding the position of Accounting Manager (1997 to 2000). Prior to joining the Company, Ms. Berlinski was with the independent registered public accounting firm PricewaterhouseCoopers LLP (formerly Price Waterhouse LLP) from 1992 to 1997, where she held various positions, including Audit Manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: June 9, 2008	By:	/s/ Kristine B. Ponczak
Kristine B. Ponczak Senior Vice President and Chief Financial Officer

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